UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2017

Argos Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive
Durham, North Carolina 27704

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On April 28, 2017, Argos Therapeutics, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with the minimum $50,000,000 market value of listed securities (“MVLS”) requirement for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”). The Staff also noted in its letter that the Company is not in compliance with Nasdaq Listing Rule 5450(b)(3)(A), which requires listed companies to have total assets and total revenue of at least $50,000,000 each for the most recently completed fiscal year or for two of the three most recently completed fiscal years.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C) (the “Compliance Period Rule”), the Company has been provided a period of 180 calendar days, or until October 25, 2017 (the “MVLS Compliance Date”), to regain compliance with the MVLS Requirement. If, at any time before the MVLS Compliance Date, the market value of the Company’s common stock closes at $50,000,000 or more for a minimum of 10 consecutive business days as required under the Compliance Period Rule, the Staff will provide written notification to the Company that it has regained compliance with the MVLS Requirement, unless the Staff exercises its discretion to extend this 10 day period pursuant to Nasdaq Listing Rule 5810(c)(3)(F).

If the Company does not regain compliance with the MVLS Requirement by the MVLS Compliance Date, the Staff will provide written notification to the Company that its common stock may be delisted. At that time, the Company may appeal the Staff’s delisting determination to a NASDAQ Listing Qualifications Panel (“Panel”). The Company expects that its common stock would remain listed pending the Panel’s decision. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to the Panel, such appeal would be successful. Alternatively, the Company may be eligible to transfer the listing of its common stock to the Nasdaq Capital Market if it satisfies the Nasdaq Capital Market’s continued listing requirements.

The Company intends to monitor the market value of its common stock and may, if appropriate, consider available options to regain compliance with the MVLS Requirement.

On May 2, 2017, the Company received another deficiency letter from the Staff notifying the Company that, for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”). In accordance with the Compliance Period Rule, the Company has been provided an initial period of 180 calendar days, or until October 30, 2017 (the “Bid Price Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Bid Price Compliance Date, the bid price for the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Compliance Period Rule, the Staff will provide written notification to the Company that it has regained compliance with the Bid Price Requirement, unless the Staff exercises its discretion to extend this 10 day period pursuant to Nasdaq Listing Rule 5810(c)(3)(F).

If the Company does not regain compliance with the Bid Price Requirement by the Bid Price Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would need to transfer the listing of its common stock to the Nasdaq Capital Market, provided that it satisfies the Nasdaq Capital Market’s continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of its bid price requirement, and provides written notice to the Staff of its intention to cure the deficiency during the additional compliance period.

If the Company does not regain compliance with the Bid Price Requirement by the Bid Price Compliance Date and is not eligible for an additional compliance period at that time, the Staff will provide written notification to the Company that its common stock may be delisted. At that time, the Company may appeal the Staff’s delisting determination to the Panel. The Company expects that its common stock would remain listed pending the Panel’s decision. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to the Panel, such appeal would be successful.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider available options to regain compliance with the Bid Price Requirement.

In addition, on May 2, 2017, the Company received another deficiency letter from the Staff notifying the Company that it is not in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that a listed company’s audit committee be comprised of at least three members, all of whom are independent (the “Audit Committee Requirement”). The Company's non-compliance with this requirement occurred upon the resignation of Ralph Snyderman, M.D. as a member of the Company’s Board of Directors and the Company’s Audit Committee, on March 31, 2017. Consistent with Listing Rule 5605(c)(4), Nasdaq has provided the Company a cure period to regain compliance with the Audit Committee Requirement as follows: (i) until the earlier of the Company's next annual stockholders' meeting or April 2, 2018, or (ii) if the next annual stockholders’ meeting is held before September 27, 2017, then the Company must evidence compliance no later than September 27, 2017 (the “Audit Committee Compliance Date”).

The Company expects to regain compliance with the Audit Committee Requirement by the Audit Committee Compliance Date. If the Company does not regain compliance with the Audit Committee Requirement by the Audit Committee Compliance Date, the Staff will provide written notification to the Company that its common stock may be delisted. At that time, the Company may appeal the Staff’s delisting determination to the Panel. The Company expects that its common stock would remain listed pending the Panel’s decision. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to the Panel, such appeal would be successful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

By:	/s/ Richard D. Katz, M.D.
Name:	Richard D. Katz
Title:	Vice President and Chief Financial Officer

DATED: May 4, 2017